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                                                                    EXHIBIT 23.6




                      CONSENT OF THE CARSON MEDLIN COMPANY




We hereby consent to the inclusion as Appendix D to the Prospectus/Proxy Statement constituting part of the Registration Statement on Form S-4 of First American Corporation of our letter to the Board of Directors of Pioneer Bancshares, Inc. and to the references made to such letter and to the firm in such Prospectus/Proxy Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                            /s/ The Carson Medlin Company

                            THE CARSON MEDLIN COMPANY

Tampa, Florida
October 26, 1998